Exhibit 99.1

Quanome Technologies Establishes Global Quantum Council and Scientific Advisory Network

International expert platforms bring together scientific expertise across four quantum streams to advance understanding, collaboration and real-world application

ITASCA, Ill., Aug. 20, 2026 (GLOBE NEWSWIRE) --  Quanome Technologies, Inc. (Nasdaq: QNME), today announced the establishment of its Global Quantum Council and Scientific Advisory Network, bringing together recognised scientific and technical experts to strengthen the Company’s understanding of quantum science, advanced technologies and their potential applications across industry and society.

The initiative forms part of Quanome’s broader strategic vision to connect scientific expertise, technological development, industry and investment, with a focus on identifying developments that have the potential to deliver meaningful economic and societal impact. The Global Quantum Council is being established around four specialist streams:

1.	Quantum Systems - Advancing the science of quantum information, computing and communication systems.

2.	Molecular Discovery - Harnessing quantum science to accelerate the evolution of medicines that enhance access, accuracy and success of treatments for diseases and cancers

3.	Advanced Nuclear Technologies - Applying quantum science to increase safety, efficiency and output of nuclear energy production, materials and adoption globally.

4.	Quantum-Safe Cybersecurity - Building the next generation of security for a quantum-enabled world.

Each stream is intended to draw on scientific and technical expertise relevant to its respective field. Together, the Council will provide an independent forum for scientific perspective, thought leadership and discussion around how quantum science can address real-world challenges and contribute to longer-term societal and economic progress.

Alongside the Council, Quanome’s Scientific Advisory Network will provide access to a broader group of specialist experts across quantum and related complex sciences, enabling the Company to engage specialist experts as opportunities arise, support scientific evaluation, explore collaborative initiatives and deepen its understanding of emerging technologies.

Yang Li, Chief Executive Officer of Quanome Technologies said, “Quanome recognises the importance of bringing scientific expertise and commercial thinking together when considering the potential of quantum and complex sciences. We have already identified several subject matter experts within these four target areas of knowledge.  We are excited to finalise several of these relationships and formalize their involvement in the near term.  This is expected to be a critical aspect of our go-forward strategy in 2026 and beyond.”

The two platforms are complementary. Their purpose is to broaden understanding of what is being achieved through quantum and complex science, highlight developments with practical potential, and encourage greater collaboration around initiatives that could make a tangible difference to industries, economies and societies.

Quanome intends to use the expertise and perspectives generated through these forums to help identify credible technologies, research initiatives, projects and applications that may warrant further scientific assessment, collaboration, strategic partnership or potential investment.

The Global Quantum Council and Scientific Advisory Network will operate as independent advisory forums, with participating experts contributing their own professional perspectives and expertise.

“There is no single solution to the complex challenges facing industries and economies. Our objective is to engage and listen to those working at the forefront of these fields, understand where meaningful progress is being made, and help create greater awareness of the opportunities that may arise from it,” added Li

The establishment of the two platforms represents an early step in Quanome’s strategy to develop stronger international scientific relationships and identify opportunities for future collaboration where advances in quantum science and related technologies may translate into practical, sustainable and commercially relevant outcomes.

Ends

Media / Investor Contact:

Media / Investor Relations - Lauren Callie
www.quanometech.com
investor@quanometech.com

Editors Notes:

About Quanome Technologies, Inc.

Quanome Technologies, Inc. (Nasdaq: QNME), formerly Lakeside Holding Limited, is a U.S.-based company headquartered in Itasca, Illinois. Quanome is focused on quantum technologies, artificial intelligence and advanced computing, with a long-term focus on applications that can support innovation and improve productivity across industries.

The Company is exploring opportunities across healthcare, pharmaceutical discovery, advanced materials, energy, cybersecurity, financial services and industrial technologies, with the aim of translating advances in quantum science and related technologies into practical, real-world applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, without limitation, statements regarding the Company’s strategic transformation, development plans, technology initiatives, intended areas of focus, potential industry applications, future partnerships, software and platform development, the anticipated development and adoption of quantum technologies and post-quantum cryptography, and the Company’s strategy, objectives, opportunities, and future operations.

These statements are based on the Company’s current expectations and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results to differ materially, including the Company’s ability to develop and commercialize new technologies, establish strategic and commercial relationships, recruit and retain qualified personnel, obtain additional capital, respond to technological and competitive developments, and regain and maintain compliance with Nasdaq continued listing requirements.

Additional risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement except as required by applicable law.